Exhibit 10.13

Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

AGREEMENT FOR

SALES TRAINING CURRICULUM FOR EVERYDAY HEALTH AND
COACHING OF SELECT KEY EXECUTIVES/MANAGERS

This Agreement (“Agreement”), dated and effective May 1, 2011 by and between Myrtle Potter and Company, LLC (“Advisor”) and Everyday Health Media, LLC (“Client” or “Everyday Health”) is hereby agreed to by the Parties.

This Agreement shall be governed by the terms and conditions below.

Please sign below to indicate your approval of the project scope outlined within this document and for work to begin.

Everyday Health Media, LLC		Myrtle Potter and Company, LLC

Date:		Date:	5/1/11

Name:	Alan Shapiro	Name:	Myrtle Potter

Signature:	/s/ Alan Shapiro	Signature:	/s/ Myrtle Potter

Title:	General Counsel	Title:	CEO

Agreement Terms and Conditions:

Services:

Advisor, as represented by Myrtle Potter, shall provide the Services as set forth in the Statement of Work and Appendix A, attached hereto and incorporated herein by this reference. Please note this Agreement is null and void if not signed and returned within 15 days.

Compensation:

Client shall compensate Advisor for the Services as set forth in Appendix A, attached hereto and incorporated herein by this reference.

Payment Terms:

Client shall compensate Advisor for the above services as follows:

•	50% of contracted fees due within thirty (30) days of signing of these agreements and receipt of Invoice 1 of 3.
•	25% of contracted fees due within thirty (30) days of receipt of Invoice 2 of 3 which shall be sent when 40% of contracted hours have been used.
•	25% of contracted fees due upon presentation of Invoice 3 of 3 which shall be invoiced upon the completion of the service. If all hours have not been provided prior to November 15, 2011 due to Client’s failure to schedule training hours with its staff, Advisor may send invoice 3 of 3 to Client by November 15, 2011 provided that the parties have scheduled such unused hours for the first calendar quarter of 2012.
•	Advisor shall not provide more hours than the contracted hours unless the parties mutually agree in writing on the number of additional hours and the fees.
•	Reasonable expenses not included under Administrative Costs in the Scope of Work will be billed monthly and are due within thirty (30) days of receipt.

Estimated Completion Date: On or before December 31, 2011.

Additional Legal Terms:

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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

All materials and deliverables created by Advisor specifically for Everyday Health hereunder (“Work Product”), either alone or in collaboration with others, shall be deemed a work made for hire and will be owned by Everyday Health. In the event that any such Work Product or portion of such Work Product is determined not to be a work made for hire, Advisor hereby assigns fully to Everyday Health all right, title and interest in and to the Work Product and any copyrights, trade secrets or other intellectual property rights relating thereto.

Myrtle Potter agrees that Everyday Health may photograph and record the Sales Meeting Presentation and the ongoing training sessions. Myrtle Potter agrees that Everyday Health may use Myrtle Potter’s name, image, voice, likeness and any biographical facts which may have been provided to Everyday Health as part of the Work Product or the recorded Sale Meeting Presentation or training sessions.

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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

STATEMENT OF WORK

SALES TRAINING CURRICULUM FOR EVERYDAY HEALTH AND
COACHING OF SELECT KEY EXECUTIVES/MANAGERS

Introduction And Context

Everyday Health has established itself as a leading health portal that provides health resources, personalized health tools, and health communications that enable consumers to live healthy lives every day.

The specific training/coaching that Everyday Health would like delivered, and that this proposed scope of work covers is as follows:

1.	Develop a sales training curriculum.
2.	Present the sales training curriculum to sales and marketing team members at the 2011 Sales Meeting to be held in Florida during the month of May, 2011
3.	Present the sales training curriculum to select sales and marketing team members via individual coaching sessions (presentations, training, phone consulting/coaching on pitches/strategy).

This training/coaching commences May 1, 2011 and concludes on or before December 31, 2011.

The Everyday Health project contact on this project will be Laura Klein.

The details of the program are provided in Appendix A of this Statement of Work.

Appendix A
Sales Training Curriculum

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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

Sales Meeting (May 5)

Theme:	It’s a Big Deal—we are a “big deal”; we sell “big deals” to brand managers
Goal:	Provide additional information to the sales team. Sell 7 figure deals to Pharma Brand Managers
Outcome:	Inspire and motivate team

Myrtle Potter Sales Meeting Presentation

Objectives:

•	What are the 5 key ingredients a “big deal” must include to be sold into Pharma? (Longer term, high revenue deals)
•	What are the best sources to gain knowledge about our clients’ businesses and where do Brand Managers go themselves for industry information?
•	How do we make Brand Managers successful?

What do we need to know to unlock revenue from Brand Managers? How do we view financial statements to establish program pricing parameters and ROI assumptions?

•	How can we be seen as a partner, not a vendor?
•	What has made WebMD and Medscape so successful and what can we learn from them? How do they sell the “longer” deals (2-3 years) vs. our average deal (6-12 months)?
•	What unique advantage or opportunities do you believe we have as Everyday Health?

Agenda Summary:

•	Pharma Industry Transformation – latest trends / what’s important today
•	Day in the Life of a Brand Manager – their responsibilities, priorities, media/marketing function and org structure
•	Value of digital to Pharma
•	Example of a “Memorable” Media Driven Integrated Marketing Program

Agenda (2 hour with Q&A)

OPENING: (1/2 hour)

I.	Transformation of Pharma industry / macro view
a.	Challenges (i.e. generics, R&D cut dramatically, decrease in approval rate of drugs, doctors refusing access to sales representatives, smaller Pharma sales staffs, lack of insurance coverage)
b.	Opportunities
II.	Day in the Life of a Brand Manager
a.	How do they go about making choices, setting priorities? What do they value? What are their ROI expectations? How do Brand Managers evaluate marketing /media programs? How do they view digital and where does it fit into their overall marketing strategy and media mix? How do they determine market spend, as it relates to TV, print, digital, etc. – consumer vs. professional allocation.
b.	Who influences Brand Managers? What do agencies offer Brand Managers?
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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

c.	What makes a successful brand manager? What gets a brand manager promoted and/or recognized? What are the metrics they and their initiatives are measured against? (increase sales, recognition/award)

BODY: (1 hour)

III.	What value do brand managers place on digital
a.	How do we gauge brand managers’ appetite for innovation and creativity?
b.	How do Brand Managers view digital as part of their media mix? What is its perceived and actual value?
c.	What other key stakeholders (groups) are critical to closing? Who else is in the decision making loop?
d.	What are the key factors in creating a winning proposal?
i.	Cross channel or cross media
ii.	Smart pricing strategies
iii.	Key targets—focus on which critical prescriber segment?
iv.	How important are measurement and analytics?
v.	Navigating the Med Legal Departments
e.	How is the marketing plan different for consumer vs. provider/doctor (HCPs)?

CLOSING: (1/2 hour including Q&A)

IV.	Case Study—an example of a stand out, “memorable” media driven integrated marketing program.

Myrtle Potter’s Ongoing Training Curriculum (3-4 days)

(Presentations, training, phone consulting/coaching on pitches/strategy)

I.	Demystifying the Brand Manager: If MP Could be a Brand Manager ANYONE Can be a Brand Manager
a.	What makes a successful Brand Manager today vs. 5 years ago?
b.	Understand how a Pharma Company is organized and structured (i.e., primary structure of Pharma company)
i.	What is the difference between Pharma and biotech companies?
ii.	What is the impact of OIG and what does it mean for Pharma marketing practices?
iii.	How is a brand team structured? What are their responsibilities?
iv.	Who are the stakeholders in brand decision-making? Who ultimately makes the investment decisions?

II.	Building and Growing Successful Brands
a.	Medical Legal and Regulatory (MLR) process—safety information
b.	Role of Key Opinion Leaders (KOLS)—endorsers
c.	How are products developed including market building, brand building activities, pre-launch, launch and post-launch activities?
d.	What are the strategic and brand planning processes? What are the timelines?
e.	What motivates brand managers? How are brand managers measured and compensated?

III.	The Value of Digital to Pharma
a.	How do the Brand Managers view digital as part of their media mix? Does digital have a real value to the Brand Managers? How do Brand Managers perceive digital?
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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

b.	What’s the best way to sell digital investments?
c.	How does innovation give you the right to meet with brand team and not the agency? How do different Pharma/biotech organizations balance risk/reward? How do you appropriately approach different types of organizations with new offerings?
d.	Deep dive into the criteria we can use to price programs and make ROI assumptions

IV.	Making the Investment Decision across Consumer segments and Professional
a.	What is the marketing in media mix and how is it determined?
b.	How do brand teams determine the level of investment in personal and non-personal promotion? How to they allocate resources across customer segments?

V.	Demonstrating Results
a.	What’s involved in the use of Crossix vs. SDI?
b.	What do brands teams looks for to measure success of an investment? How is this balanced across the sum of investments for the brand?
c.	What business case can be made to sell your offering? What is on the dashboard that they look at EVERY SINGLE DAY?

VI.	Role of Advertising Agency and Media Buyers
a.	How does the advertising agency factor into the decisions of the marketing mix? What role should you play with the agency vs. brand team? Who makes decisions on media buys? How do you get the brand team without angering the Agency?

VII.	The Financial Process
a.	How do brand managers manage the P&L for the brand? What are the budget cycles and timing from introducing new technologies/innovation?
b.	What are the competing cost elements that anyone pitching to a brand manager should know about?
c.	How do you make certain that you don’t get tossed in the early rounds?

VIII.	Communicating the Value Proposition of your Offering
a.	Importance of knowledge and preparedness—understand competitive landscape of different treatments
b.	Consultative and solution driven
c.	What will gain the attention of brand managers? What evidence is requited from you in order to be considered an option in the marketing mix? What experience is needed? What are the key selling messages (WIIFM) for each target audience?

IX.	The Selling Process
a.	How do you pitch and to whom? Is it top-down or bottom-up?
b.	What is the right timing in the budget cycle to sell? How do you get your foot in the door? How do you close the deal? How do you deepen the relationship?

Optional:

A.	Lifecycle of a Drug
l.	R&D to launch
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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

II.	Launching a Blockbuster?
a.	What pre-launch activities are brand managers spending their time, attention and dollars on?
b.	What five things that all blockbuster products do prior to launch?
c.	How does EH get to be part of this huge spending push?

B.	The World of the Generic (unbranded) Drug
a.	Focus on advertising
b.	How does EH align its business offerings to take advantage and be considered a part of the marketing mix of branded and generic drugs?

SCOPE OF WORK

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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

This scope of work includes all activities beginning with in-person and/or telephonic alignment sessions to for shaping the coaching program development to the delivery of coaching including all in-person presentations.

Services / Deliverables	Estimated Fees

98 Hours Coaching on Sales Business Accounts and Coaching Preparation (to include 3 separate 3-day sessions at EH’s office).	$142,000
Hours to be tracked and documented by MP&C.

32 Hours other matters at the founder’s discretion.	$48000

2011 Client Sales Meeting Speech, Management and Customer Engagement – Miami Beach Florida Flat Fee	$25,000

Total Estimated Fees:	$215,000

Administrative Costs Includes administrative costs, document preparation, mail, video conferencing, telephone, printing, reproduction, shipping etc.	To be billed at 15% of fees

Total Costs and Fees	$247,250

▪	Fees do not include travel costs for Myrtle Potter or employees. Air travel for Myrtle Potter shall be business class or better
▪	Fees do not include any applicable taxes.
▪	Taxes may not be determined until the project is complete.
▪	California state law requires Advisor to collect sales tax if the project results in the sale of tangible property.
▪	Advisor is not responsible for the hosting of electronic documents.
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Myrtle Potter and Company, LLC    1275 Lincoln Ave, Suite 7    San Jose Ca. 95125
Phone 408-993-1614   Fax 408-993-1602

Myrtle Potter – Project Lead	Myrtle Potter has 30 years in the healthcare industry. She is formerly the president of Genentech and was president of the $4 billion, 3500-person cardiovascular and metabolic products business at Bristol-Myers Squibb. Prior to her time at BMS she spent 14 years at Merck where she started Astra/Merck Inc. Astra/Merck later joined with Zeneca to form the company now known as Astra/Zeneca.

Myrtle has earned a reputation as a “market maker” for consistently and successfully leading healthcare company expansions into previously uncharted market areas.

Education: University of Chicago, B.A.

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